Exhibit 10.6

TTM TECHNOLOGIES, INC.
2023 INCENTIVE COMPENSATION PLAN

«Grant_Year» RESTRICTED STOCK UNIT AWARD GRANT NOTICE

NON-US EMPLOYEE

TTM Technologies, Inc. (the “Company”), pursuant to the TTM Technologies, Inc. 2023 Incentive Compensation Plan, as may be amended from time to time (the “Plan”), hereby grants to Participant a right to receive the number of shares of the common stock of the Company (the “Shares”) set forth below. This Restricted Stock Unit award (the “RSU”) is subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Award Agreement (the “Award Agreement”) and in the Plan, all of which are attached hereto and incorporated herein in their entirety.

Participant: «First_Name» «Last_Name»

Grant Date: «Grant_Date», «Grant_Year»

Number of RSU:«RSU_Shares_Granted»

Expiration Date: Subject to termination as provided in Section 3(c) of the Award Agreement.

Vesting Schedule: One-third of the RSUs vest on each of the following vesting dates, provided that the Participant continues to remain in Continuous Service with the Company and its Related Entities on and through the applicable Vesting Date(s):

1. First Vesting Date «Grant_Date», «Vest_Year_1»

2. Second Vesting Date «Grant_Date», «Vest_Year_2»

3. Third Vesting Date «Grant_Date», «Vest_Year_3»

In addition, the RSUs are subject to vesting acceleration pursuant to Section 3(b) of the Award Agreement.

Delivery Schedule: Delivery schedule to be set forth in Section 4(b) of the Award Agreement.

Additional Terms/Acknowledgements: The Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Award Grant Notice, the Award Agreement and the Plan. Participant further acknowledges that as of the Grant Date, this Restricted Stock Unit Award Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of Shares of the Company and supersede all prior oral and written agreements on that subject except as provided in Section 5 of any Change in Control Severance Agreement between the Company and Participant.

________________________________

Thomas T. Edman

President and Chief Executive Officer

TTM Technologies, Inc.

ATTACHMENTS: «Grant_Year» Restricted Stock Unit Award Agreement and 2023 Incentive Compensation Plan.

TTM TECHNOLOGIES, INC.
2023 INCENTIVE COMPENSATION PLAN

«Grant_Year» RESTRICTED STOCK UNIT AWARD AGREEMENT
NON-US EMPLOYEE

TTM Technologies, Inc. (the “Company”) wishes to grant to the person (the “Participant”) named in the Notice of Grant of Restricted Stock Unit Award (the “Notice of Grant”) a Restricted Stock Unit award (the “Award”) pursuant to the provisions of the TTM Technologies, Inc. 2023 Incentive Compensation Plan, as may be amended from time to time (the “Plan”). The Award will entitle Participant to shares of common stock of the Company (the “Shares”) if Participant meets the vesting requirements described herein. Therefore, pursuant to the terms of the attached Notice of Grant and this Restricted Stock Unit Award Agreement (the “Agreement”), the Company grants Participant the number of Restricted Stock Units (“RSU”) listed in the Notice of Grant.

The details of the Award are as follows:

1. Grant Pursuant to Plan. This Award is granted pursuant to the Plan, which is incorporated herein for all purposes. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions of this Agreement and of the Plan. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement, or, if such term is not defined in this Agreement, such term shall have the meaning assigned to it under the Plan.

2. Restricted Stock Unit Award. The Company hereby grants to Participant the RSU listed in the Notice of Grant as of the grant date specified in the Notice of Grant (the “Grant Date”). Such number of RSU may be adjusted from time to time pursuant to Section 10(c) of the Plan.

3. Vesting and Forfeiture of Restricted Stock Units.

(a) Vesting. Participant shall become vested in the RSU in accordance with the vesting schedule in the Notice of Grant, except as otherwise accelerated pursuant to Section 3(b) hereof.

(b)
Acceleration of Vesting.

(i)
Upon the consummation of a Change in Control during Participant's Continuous Service with the Company and its Related Entities, the unvested RSU (to the extent such unvested RSU are assumed or continued by the successor corporation after the close of the Change in Control by a Proper Assumption) shall continue to vest in accordance with the original vesting schedule, so that the result is that the RSU shall, subject to the other conditions of this Agreement, fully vest according to the original vesting schedule.

(ii)
Upon (A) the termination of Participant's Continuous Service due to your Voluntary Retirement (as defined below) or by reason of Participant's death or Disability, or (B) in the event of the termination by the Company of Participant's Continuous Service without Cause and Participant otherwise satisfies the conditions for Voluntary Retirement provided below, an additional number of RSU shall immediately vest, upon the date of termination of Continuous Service, equal to the product of (x) number of unvested RSU that would vest during the 12 month period commencing on the Grant Date (or, if later, the last anniversary of the Grant Date) multiplied by (y) a fraction equal to the number of whole months elapsed from the Grant Date (or, if later, the last anniversary of the Grant Date) until such termination of Continuous Service, divided by 12, rounded down to the nearest whole Share. For purposes of this Agreement, "Voluntary Retirement" means that Participant elects to terminate his or her Continuous Service with the Company at the age of at least sixty-two (62) and after a minimum of five (5) years of Continuous Service with the Company (age of at least 60 in China due to government mandated retirement age), provided that at the time of the Voluntary Retirement, Participant is not subject to any disciplinary action, in violation of any Company policy, or on any type of performance improvement plan.

(iii)
If the Continuous Service of Participant is terminated without Cause by the Company or for Good Reason by the Recipient within twelve (12) months after the consummation of a Change in Control, then the unvested RSU (to the extent such unvested RSU are assumed or continued by the successor corporation after the close of Change in Control by a Proper Assumption) shall become fully vested as of the date of such termination of Continuous Service.

(iv)
If the unvested RSU are not converted by a Proper Assumption at the time of the Change in Control, then all unvested RSU shall vest immediately prior to the Change in Control.

(v)
A Proper Assumption shall be defined as an assumption or substitution of awards as such relate to (i) the Company’s stock, (ii) common stock for which the Company’s stock is exchanged at the exchange ratio or for cash consideration provided for the Company’s stock upon the Change in Control or (iii) common stock of a successor or acquirer entity, for which there is a generally recognized U.S. public market, and the awards remain subject to such terms and conditions that are no less favorable to the employee than such terms and conditions that were applicable to the awards prior to the Change in Control.

(c) Forfeiture. Participant shall forfeit any unvested RSU, if any, in the event that Participant’s Continuous Service is terminated for any reason, including a layoff or termination with or without Cause, except (i) as otherwise provided in this Agreement or the Plan or (ii) as otherwise determined by the Committee in its sole discretion, which determination need not be uniform as to all Participants. The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of Participant’s forfeiture of the RSU pursuant to this Section 3(c).

4. Settlement of Restricted Stock Unit Award.

(a) Settlement of Units for Shares. The Company shall deliver to Participant one Share of common stock of the Company for each vested RSU subject of this Award on the appropriate Delivery Date (as defined in Section 4(b)). The Company shall not have any obligation to settle this Award for cash.

(b) Delivery Date. Subject to Section 4(c) below, Shares of common stock shall be delivered within thirty (30) days following the date on which the RSU (or a portion thereof) vests. Once a Share of common stock is delivered with respect to a vested RSU, such vested RSU shall terminate and the Company shall have no further obligation to deliver Shares of common stock or any other property for such vested RSU.

(c) Deferral of Delivery. Notwithstanding the foregoing, Participant may elect, in writing received by the Committee at least twelve (12) months prior to a Delivery Date, to defer that date until any later date specified in such writing (which such date is at least five years after the original Delivery Date).

(d) Forced Sale of Shares for Participant from PRC. In the event that the Participant is a citizen in the People’s Republic of China (excluding Hong Kong for the purpose of this Agreement) and his/her Continuous Service is terminated for any reason whatsoever, the Participant shall dispose of all the Shares obtained from this Award within four weeks from the date of such termination or within a specified period as required by applicable legislation, regulations, rules or directions or by the relevant authorities, if any, whichever is the shorter. For the purposes of the foregoing, the Participant hereby authorizes the Company (including any of its Subsidiaries involved) to instruct the relevant transfer agent and/or broker to make the aforesaid disposal for and on behalf of the Participant within the aforesaid time limitation. However, nothing herein shall bind the Company (including any of its Subsidiaries involved) or be deemed to impose liability on the Company (including any of its Subsidiaries involved) for failure to comply with the disposal obligations set forth herein or required by applicable legislation, regulations, rules or directions or by the relevant authorities. The sale proceeds from the disposal shall, after deduction of all expenses and applicable taxes (including withholding taxes), be returned to the Participant in the People’s Republic of China.

(e) Foreign Exchange Control. In the event that there is foreign exchange control in the jurisdiction in which the Participant resides, the Participant shall comply with all the applicable laws, regulations, rules and directions of that jurisdiction in dealing with the sale proceeds of disposal of the Shares obtained from this Award. The Participant hereby authorizes and empowers the Company (including any of its Subsidiaries involved) to deal with the said sale proceeds in whatsoever way as the Company (or any of its Subsidiaries involved) deems appropriate for compliance with the applicable laws, regulations, rules and directions of that jurisdiction if and when the Company (or any of its Subsidiaries involved) is so required by such applicable laws, regulations, rules and directions and, if necessary, the Participant will execute further documents and/or do further act to enable the Company (including any of its Subsidiaries involved) to achieve the purposes as aforesaid.

5. No Rights as Shareholder until Delivery. Participant shall not have any rights, benefits or entitlements with respect to any Shares subject to this Agreement unless and until the Shares has been delivered to Participant. On or after delivery of the Shares, Participant shall have, with respect to the Shares delivered, all of the rights of an equity interest holder of the Company, including the right to vote the Shares and the right to receive all dividends, if any, as may be declared on the Shares from time to time.

6. Tax Provisions.

(a) Tax Consequences. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b) Withholding Obligations. At the time the Award is granted, or at any time thereafter as requested by the Company, Participant hereby authorizes withholding from payroll and any other amounts payable to Participant, including Shares deliverable pursuant to this Award, and otherwise agrees to make adequate provision for, any sums required to satisfy the minimum federal, state, local and foreign tax withholding obligations of the Company or a Related Entity, if any, which arise in connection with the Award.

The Company, in its sole discretion, and in compliance with any applicable legal conditions or restrictions, may withhold from fully vested Shares otherwise deliverable to Participant upon the vesting of the Award a number of whole Shares having a Fair Market Value, as determined by the Company as of the date Participant recognizes income with respect to those Shares, not in excess of the amount of minimum tax required to be withheld by law (or such lower amount as may be necessary to avoid adverse financial accounting treatment). Any adverse consequences to Participant arising in connection with such Share withholding procedure shall be Participant’s sole responsibility.

In addition, the Company, in its sole discretion, may establish a procedure whereby Participant is required to make an irrevocable election to direct a broker (determined by the Company) to sell sufficient Shares subject to the Award to cover the tax withholding obligations of the Company or any Related Entity and deliver such proceeds to the Company.

Unless the tax withholding obligations of the Company or any Related Entity are satisfied, the Company shall have no obligation to issue a certificate for such Shares.

(c) Tax Legislation Amendments. The Company and Participant agree to cooperate to amend this Agreement to the extent either the Company or Participant deems necessary to avoid imposition of any additional tax or income recognition prior to actual payment to Participant under any tax legislation in the jurisdiction in which the Participant resides, but only to the extent such amendment would not have an adverse effect on the Company and would not provide Participant with any additional rights, in each case as determined by the Company, in its sole discretion.

7. Consideration. With respect to the value of the Shares to be delivered pursuant to the Award, such Shares are granted in consideration for the services Participant shall provide to the Company during the vesting period.

8. Transferability. The RSUs granted under this Agreement are not transferable otherwise than by will or under the applicable laws of descent and distribution. In addition, the RSUs shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the RSUs shall not be subject to execution, attachment or similar process.

9. General Provisions.

(a) Employment At Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to Continuous Service with the Company or any Related Entity for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Related Entity employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Continuous Service at any time for any reason, with or without Cause.

(b) Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail (in the case that Participant resides in the U.S.) or in the mail of Hong Kong (in the case that the Participant resides in Hong Kong, Mainland China or elsewhere), registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address on file with the Company or at such other address as such party may designate by ten (10) days’ advance written notice under this paragraph to all other parties to this Agreement.

(c) No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation arrangements, and those arrangements may be either generally applicable or applicable only in specific cases.

(d) Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify this Agreement or the Award under any applicable law, that provision shall be construed or deemed amended to conform to applicable law (or if that provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the Award, that provision shall be stricken as to that jurisdiction and the remainder of this Agreement and the Award shall remain in full force and effect).

(e) No Trust or Fund Created. Neither this Agreement nor the grant of the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and Participant or any other person. The RSUs subject to this Agreement represent only the Company’s unfunded and unsecured promise to issue Shares to Participant in the future. To the extent that Participant or any other person acquires a right to receive Shares from the Company pursuant to this Agreement, that right shall be no greater than the right of any unsecured general creditor of the Company.

(f) Cancellation of Award. If any RSUs subject to this Agreement are forfeited, then from and after such time, Participant (and any other person from whom such RSUs are forfeited) shall no longer have any rights to such RSUs or the corresponding Shares. Such RSUs shall be deemed forfeited in accordance with the applicable provisions hereof.

(g) Participant Undertaking. Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Shares deliverable pursuant to the provisions of this Agreement.

(h) Amendment, Modification, and Entire Agreement. No provision of this Agreement may be modified, waived or discharged unless that waiver, modification or discharge is agreed to in writing and signed by Participant and the Committee. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall govern. Participant further acknowledges that as of the Grant Date, this Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of Shares pursuant to this Award and supersede all prior oral and written agreements on that subject with the exception of awards from the Company previously granted and delivered to Participant. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

(i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, United States of America, without regard to the conflict-of-laws rules thereof or of any other jurisdiction.

(j) Interpretation. Participant accepts this Award subject to all the terms and provisions of this Agreement and the terms and conditions of the Plan. Participant hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

(k) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Participant, Participant’s assigns and the legal representatives, heirs and legatees of Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof. The Company may assign its rights and obligations under this Agreement, including, but not limited to, the forfeiture provision of Section 3(c) to any person or entity selected by the Board.

(l) Personal Data. The Participant agrees to provide, and authorizes the provision of, his/her own personal data to the Company, its Subsidiaries and/or the professional parties engaged by the Company or its Subsidiaries, for the purpose of the Award and the transactions contemplated by this Agreement.

(m) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(n) Headings. Headings are given to the Paragraphs and Subparagraphs of this Agreement solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

10. Clawback of Benefits. The Company may (i) cause the cancellation of the RSUs, (ii) require reimbursement of any benefit conferred under the RSUs to Participant or Beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, Participant may be required to repay to the Company certain previously paid compensation, whether provided under the Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy. By accepting this Award, Participant agrees to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and further agrees that all of Participant’s Award Agreements may be unilaterally amended by the Company, without Participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

11. Representations. Participant acknowledges and agrees that Participant has reviewed the Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award and fully understands all provisions of the Award.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

TTM TECHNOLOGIES, INC.

By:________________________________

Thomas T. Edman

President and Chief Executive Officer

PARTICIPANT

By:________________________________

«First_Name» «Last_Name»

«Grant_Year» RESTRICTED STOCK UNIT AWARD AGREEMENT - «Last_Name»